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                                                                   EXHIBIT 10.20

                             CONTRIBUTION AGREEMENT

         AGREEMENT, dated as of September 15, 1999 (the "Agreement"), among GOOD CATALOG COMPANY, a Delaware corporation (the "Company") THE READER'S DIGEST ASSOCIATION, INC., a Delaware corporation ("RDA"), and DOMAIN.COM, INC., a Delaware corporation ("Domain").

                              W I T N E S S E T H:

         WHEREAS, RDA and StarTek, Inc., the parent company of Domain, have entered into a letter agreement, dated August 12, 1999, pursuant to which RDA has agreed to cause the Company, its wholly-owned subsidiary, to sell and issue shares of its Common Stock, $1.00 par value (the "Common Stock") to StarTek or its subsidiary, in return for certain cash investments and the contribution of the domain name and URL www.gifts.com; and

         WHEREAS, Domain owns all right, title and interest in and to the domain name and URL www.gifts.com;

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements and covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       CONTRIBUTION OF STOCK

         1.1 Contribution by Domain. On the terms and subject to the conditions of this Agreement, Domain agrees at the Closing (as defined in Section 1.4) to contribute or cause to be contributed to the Company all of Domain's and all of its affiliates' right, title and interest in and to the domain name and URL www.gifts.com, the name "gifts.com," including all trademarks related thereto, all trademark applications therefore and all goodwill associated therewith (the "Gifts.com Rights").

         1.2 Cash Investment. On the terms and subject to the conditions of this Agreement, Domain agrees at the Closing to invest in the Company cash in the amount of $2,605,625.

         1.3 Consideration. In consideration of Domain's contribution to the Company described in Section 1.1 and 1.2 above, Domain shall receive at the Closing 199 shares of Company Common Stock.

         1.4      The Closing. The contribution of assets described in Sections
1.1 and 1.2, and the exchange of consideration therefor pursuant to this Article 1 shall be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York on November 1, 1999 or at such other place and time as the parties shall mutually agree (the "Closing" Date).

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         1.5      Deliveries by Domain. At the Closing, Domain shall deliver the following:

                  (a) An instrument of assignment substantially in the form of Exhibit A hereto, assigning all of Domain's right, title and interest in and to the Gifts.com Rights to the Company, duly executed, by Domain (the "Assignment");

                  (b) The Stockholders Agreement, among Domain, RDA and the Company substantially in the form of Exhibit B hereto (the "Stockholders Agreement"), duly executed by Domain;

                  (c) A Fulfillment Services Agreement between StarTek and the Company, substantially in the form of Exhibit C hereto (the "Fulfillment Agreement"), duly executed by StarTek;

                  (d) UCC financing statements in accordance with Section 4.B. of the Fulfillment Agreement;

                  (e) $2,605,625 cash contribution pursuant to Section 1.2, by wire transfer of immediately available funds to a bank account of the Company designated to Domain as set forth in Exhibit A to the Loan Agreement (as defined herein);

                  (f) The Loan Agreement among Domain and RDA, as lenders, and the Company, as borrower, substantially in the form of Exhibit D hereto duly completed (the "Loan Agreement") duly executed by Domain;

                  (g) A loan to the Company pursuant to the Loan Agreement in the aggregate principal amount of $7,816,875;

                  (h) A certificate of a duly authorized officer of Domain and StarTek as to the satisfaction of the conditions to the Closing set forth in Sections 3.2(a) and (b) hereof; and

                  (i) An opinion of Otten, Johnson, Robinson, Neff & Ragonetti, P.C., counsel to StarTek and Domain, substantially in the form of Exhibit E.

         1.6 Deliveries by the Company and RDA. The Company and RDA shall deliver the following:

                  (a) a certificate representing 199 shares of Company Common Stock, registered in the name of Domain;

                  (b) The Services Agreement between RDA and the Company, substantially in the form of Exhibit F hereto (the "Services Agreement"), duly executed by the Company and RDA;

                  (c) The Stockholders Agreement, duly executed by the Company and RDA;

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                  (d) The Fulfillment Services Agreement, duly executed by the
Company;

                  (e) The Loan Agreement, duly executed by RDA and the Company;

                  (f) A loan by RDA in the aggregate principal amount of $18,433,125, as reduced by all amounts previously loaned by RDA to the Company as contemplated in the Loan Agreement;

                  (g) Promissory notes payable to Domain and RDA, in substantially the form provided in the Loan Agreement (the "Notes"), duly completed and executed by the Company;

                  (h) A certificate of a duly authorized officer of RDA and the Company as to the satisfaction of the conditions to the Closing set forth in Sections 3.1(a) and (b) hereof; and

                  (i) Opinion of Loeb & Loeb LLP, counsel to the Company and RDA, substantially in the form of Exhibit G hereto.

         1.7 Transaction Documents. As used herein, "Transaction Documents" shall mean the Assignment, the Stockholders Agreement, the Guarantee, the Services Agreement, the Fulfillment Agreement, the Loan Agreement, the Notes and any other ancillary or related documents.

2.       REPRESENTATIONS AND WARRANTIES

         2.1      RDA. RDA represents and warrants that, as of the date hereof:

                  (a) Business Plan. RDA has contributed to the Company all of RDA's right title and interest in and to the FY: '00 Business Plan of Gifts.com dated May 14, 1999, free and clear of all liens, security interests, pledges, charges, encumbrances or restrictions of any kind whatsoever ("Encumbrances").

                  (b) Cash Contributions and Prepaid Expenses. RDA has contributed to the equity capital of the Company cash and prepaid expenses in the amount of $6,144,375, representing costs incurred or committed by, or cash funding of the development by the Company of, an Internet Web site to sell gifts on-line. RDA has contributed to the Company all right, title and interest in and to all property acquired or developed by RDA on behalf of the Company with such prepaid expenses free and clear of all Encumbrances.

                  (c) Authorization, Execution and Delivery. The execution, delivery and performance by RDA of this Agreement and the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of RDA. This Agreement constitutes and, effective upon execution and delivery by RDA, each Transaction Document to which it is a party will constitute, legal, valid and binding obligations of RDA, enforceable


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against RDA in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity regardless of whether considered in a proceeding in equity or at law.

                  (d) No Violation. Neither the execution or delivery by RDA of this Agreement or any of the Transaction Documents to which RDA is a party nor the consummation of the transactions contemplated herein or therein will: (i) violate any provision of the Certificate of Incorporation or bylaws of RDA; (ii) violate, or constitute a default under, permit the termination or acceleration of the maturity of or cause the loss of any rights or options under, any material contract to which RDA is a party; (iii) require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any material contract to which RDA is a party; or (iv) violate any law to which RDA is subject.

                  (e) Regulatory Approvals. No consent, approval, authorization, notice, filing, exemption or other requirement of RDA must be obtained from any governmental authority in order for (i) the execution or delivery by RDA of this Agreement or any of the Transaction Documents or (ii) the consummation by RDA or the Company of the transactions contemplated herein or therein.

                  (f) Company. To the knowledge of RDA, without investigation, the representations and warranties of the Company in Section 2.3 are true and correct as of the dated deemed made.

         2.2 Domain and A. Emmet Stephenson, Jr. Domain represents and warrants and, with respect to Sections 2.2(a) and 2.2(b), Domain and A. Emmet Stephenson, Jr., to his knowledge without investigation, jointly and severally represent and warrant, as of the date hereof and the Closing Date:

                  (a) Ownership of Gifts.com Rights. Domain has the sole right in and to the URL www.gifts.com registered with InterNIC, free and clear of all Encumbrances, and to Domain's and A. Emmet Stephenson, Jr.'s knowledge, without investigation, Domain is the owner of the other Gifts.com Rights, free and clear of all Encumbrances, except rights which the corporation formed in Delaware (or any other state) under the name "gifts.com" may have acquired and any rights J.C. Penney may have acquired by registering and using the domain name "gift.com" (collectively, the "Known Conflicts").

                  (b) Non-Infringement. To the knowledge of Domain and A. Emmet Stephenson, Jr., without investigation, the use by the Company of the Gifts.com Rights following the Closing will not infringe any trademark, service mark, trade or business name or other right of any other Person, except to the extent any of the Gifts.com Rights are found to infringe on any of the Known Conflicts.

                  (c) Authorization, Execution and Delivery. The execution, delivery and performance by Domain of this Agreement and the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Domain. This



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Agreement constitutes and, effective upon execution and delivery by Domain, each
Transaction Document to which it is a party will constitute, legal, valid and binding obligations of such party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity regardless of whether considered in a proceeding in equity or at law.

                  (d) No Violation. Neither the execution or delivery by StarTek or Domain of this Agreement or any of the Transaction Documents to which either is a party nor the consummation of the transactions contemplated herein or therein will: (i) violate any provision of the Certificate of Incorporation or bylaws of StarTek or Domain; (ii) violate, or constitute a default under, permit the termination or acceleration of the maturity of or cause the loss of any rights or options under, any material contract to which StarTek or Domain is a party; (iii) require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any material contract to which StarTek or Domain is a party; or (iv) violate any law to which StarTek or Domain is subject.

                  (e) Regulatory Approvals. No consent, approval, authorization, notice, filing, exemption or other requirement must be obtained from any governmental authority in order for (i) the execution or delivery by StarTek or Domain of this Agreement or any of the Transaction Documents and (ii) the consummation by StarTek or Domain of the transactions contemplated herein or therein.

                  (f) Obtaining Shares Entirely for Own Account. Domain is acquiring the Common Stock for investment for Domain's own account, not as a nominee or agent, and not with a view to, or for the resale or distribution of any part thereof. Domain has no present intention of selling, granting any participation in, or otherwise distributing the Common Stock. Domain further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the shares of the Common Stock, except as set forth in the Stockholders Agreement.

                  (g) Disclosure Information. Domain has received from the Company and RDA all information which it and its representatives have requested and consider necessary or appropriate in deciding whether to make its contribution to the Company in consideration of Common Stock as described in
Article 1. The foregoing does not limit or modify the representations and warranties in Sections 2.1 and 2.3 or the right of Domain to rely thereon.

                  (h) Investment Experience. Domain (i) fully understands that an investment in the Company is highly speculative and that it may lose its entire investment, (ii) is experienced in evaluating and investing in companies such as the Company and businesses such as an on-line gifts business, (iii) is capable of evaluating the merits and risks of its investment; (iv) is able to bear the economic risk of a loss of the entire amount of its investment; and (v) is prepared to hold the Common Stock received pursuant hereto for an indefinite period of time.

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                  (i) Accredited Investor. Domain is an "accredited investor"
within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

                  (j) Restricted Shares. Domain acknowledges that, because the Common Stock issued in connection with this Agreement has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), the Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Domain is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private transaction subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three (3) month period not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)).

         2.3 The Company. The Company represents and warrants that, as of the date hereof and the Closing Date:

                  (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has all requisite power to own, lease and operate its assets, properties and business and to carry on its business as presently conducted; and is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing, except for such jurisdictions where the failure to so qualify or be licensed would not have a material adverse effect on the Company.

                  (b) Capitalization. The authorized capital stock of the Company consists solely of 5000 shares of common stock, $1.00 par value per share, of which 801 shares are issued and outstanding and owned by RDA. Upon issuance of the Common Stock issuable to Domain on the Closing Date, such shares shall be validly issued, fully paid and non-assessable. Except as contemplated in this Agreement, there are no outstanding options, warrants, rights or agreements for the purchase or acquisition from the Company of any shares of capital stock.

                  (c) Authorization, Execution and Delivery. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement constitutes and, effective upon execution and delivery by the Company, each Transaction Document to which it is a party will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity regardless of whether considered in a proceeding in equity or at law.

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                  (d) No Violation. Neither the execution or delivery by the
Company of this Agreement or any of the Transaction Documents to which the Company is a party nor the consummation of the transactions contemplated herein or therein will: (i) violate any provision of the Certificate of Incorporation or bylaws of the Company; (ii) violate, or constitute a default under, permit the termination or acceleration of the maturity of or cause the loss of any rights or options under, any material contract to which the Company is a party;
(iii) require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any material contract to which the Company is a party; or (iv) violate any law to which the Company is subject.

                  (e) Regulatory Approvals. No consent, approval, authorization, notice, filing, exemption or other requirement of the Company must be obtained from any governmental authority in order for the execution or delivery by the Company of this Agreement or any of the Transaction Documents.

                  (f) Subsidiaries. The Company does not own any interest in any other corporation, limited liability company, partnership or other entity.

                  (g) Financial Statements. Attached hereto as Exhibit H are the unaudited balance sheets (the "Most Recent Balance Sheet") and the related statements of income, changes in stockholders' equity, and cash flow (collectively, the "Financial Statements") as of and for the nine months ended June 30, 1999 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such period, subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company.

                  (h) Undisclosed Liabilities. The Company does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the ordinary course of business.

                  (i) Legal Compliance. The Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or, to the knowledge of the Company, commenced against it alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company.

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                  (j) Tax Matters.

                  (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not the beneficiary of any extension of time within which to file any Tax Return.

                  (ii) For purposes of this agreement, "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                  (k) Litigation. The Company (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, and (ii) there is no material claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or relating to the Company before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

                  (l) Year 2000 Compliance. To the Company's knowledge, none of the computer software, computer firmware, computer hardware (whether general or special purposes) or other similar or related items of automated, computerized or software systems that are used or relied on directly by the Company in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (a) date-related data from, into and between the twentieth and twenty-first centuries or (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries ("Year 2000 Compliance"), in each instance in such a manner as to cause material adverse harm to the Company and the Company will not be required to incur any further material expense in order to become Year 2000 Compliant. The Company believes that it will not be subject to any material liability or claims by its customers or employees due to its failure to be Year 2000 Compliant. The Company has developed reasonable contingency plans to deal with the possibility that some of its customers and suppliers may not be Year 2000 Compliant.

                  (m) Acquisition of Assets. To the best of the Company's knowledge, no material breach of any representation, warranty or covenant exists under that certain Asset Purchase Agreement by and between the Company (f/k/a Reader's Digest Sub Six, Inc.), as buyer, and Good Catalog Company, an Oregon corporation, as seller and since the closing of such agreement there has not been any adverse change in the Company's assets, liabilities or the Company's relationship with its employees which change could be reasonably expected to have a material adverse effect on the Company's business or property.

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                  (n) Neither this Agreement nor any of the documents or other information made available to Domain or its Affiliates, attorneys, accountants, agents or representatives pursuant hereto in connection with Domain's due diligence review of the Company or the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.       CONDITIONS TO CLOSING

         3.1 Conditions to the Obligations of Domain. The obligations of Domain under Section 1.5 of this Agreement are subject to the fulfillment, or written waiver by Domain party, on or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of RDA and the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

                  (b) Authorizations. All authorizations, permits and approvals (including Board of Directors and stockholder approvals) required for RDA's and the Company's consummation of the transactions contemplated hereby as of the date of the Closing shall have been received. RDA and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein and in all other documents contemplated hereby that are required to be performed or complied with by such party on or before the Closing.

                  (c) Consents; No Restrictions. RDA and the Company shall have received all consents, approvals, waivers and authorizations required from any government authority for any party to consummate the transactions contemplated hereby, and such consents, approvals, waivers and authorization shall be in full force and effect. No injunction or other order issued by any government authority, nor any statute, rule, regulation or decree which declares any Transaction Document invalid in any respect or prevents the consummation of the transactions contemplated hereby or thereby shall be in effect.

                  (d) Deliveries. RDA and the Company shall have made all deliveries required by Section 1.6.

         3.2 Conditions to the Obligations of RDA and the Company. The obligations of each of RDA and the Company under Section 1.6 of this Agreement are subject to the fulfillment, or written waiver by such party, on or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Domain and A. Emmet Stephenson, Jr., contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

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                  (b) Authorizations. All authorizations, permits and approvals
(including Board of Directors and stockholder approvals) required for StarTek's and Domain's consummation of the transactions contemplated hereby as of the date of the Closing shall have been received. Domain shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein and in all other documents contemplated hereby that are required to be performed or complied with by such party on or before the Closing.

                  (c) Consents; No Restrictions. StarTek and Domain shall have received all consents, approvals, waivers and authorizations required from any government authority for any party to consummate the transactions contemplated hereby, and such consents, approvals, waivers and authorization shall be in full force and effect. No injunction or other order issued by any government authority, nor any statute, rule, regulation or decree which declares any Transaction Document invalid in any respect or prevents the consummation of the transactions contemplated hereby or thereby shall be in effect.

                  (d) Deliveries. StarTek and Domain shall have made all Deliveries required by Section 1.5.

4.       COVENANTS

         4.1 Transfer of URL with NSI. The Company agrees that it shall take no action to amend, transfer or change the registration of the URL www.gifts.com with Network Solutions, Inc. until the Company has completed the name change provided for in Section 4.2.

         4.2 Name Change, Etc. RDA and the Company agree that they shall use their reasonable commercial efforts as promptly as practicable to effect a change of the name of the Company to "Gifts.com, Inc." or "Gifts.com." Such name change may be effected by amendment to the Certificate of Incorporation of the Company or merger of the Company with and into another corporation (including a corporation organized in another jurisdiction), with the surviving corporation having the name "Gifts.com, Inc." or "Gifts.com."

5.       MISCELLANEOUS PROVISIONS

         5.1 Survival of Representations and Warranties. All of the representations and warranties of the Company, RDA, Domain and with respect to
Section 2.2(a) and 2.2(b) A. Emmet Stephenson, Jr., contained in this Agreement shall survive the Closing for a period of one year.

         5.2 Confidentiality. Each party (the "receiving party") agrees to keep in confidence all information about the other party (the "disclosing party") obtained in connection with the transactions proposed hereby ("Confidential Information") except for Confidential Information which (i) is public knowledge, (ii) is required to be disclosed by law or under the rules of the New York Stock Exchange, (iii) was independently developed by the receiving party, or (iv) was already in the receiving party's possession from a source which the receiving party reasonably believed, after due inquiry, owed no duty of confidentiality to the disclosing party. In addition, the receiving party agrees that it will not use the Confidential Information for any purpose other than for the purpose of performing its obligations under this


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Agreement or the Transaction Documents, as applicable. The parties agree that, in view of the unique nature of the confidential Information to be disclosed hereunder, irreparable loss could be sustained by the disclosing party in the event of an unauthorized disclosure of Confidential Information and the disclosing party would not have an adequate remedy at law in such event. Therefore, the parties agree that each party hereto shall be entitled to injunctive relief, including specific enforcement, to enforce the provisions of this Section 5.2, in addition to any remedy to which a disclosing party may be entitled to at law, and the receiving party against whom injunctive relief is sought agrees not to raise the defense that there is an adequate remedy at law.

         5.3 Communications. Unless otherwise provided therein, all notices and other communications or designations required or permitted by this Agreement shall be in writing, and,

         If to RDA, to:

         The Reader's Digest Association, Inc.
         Reader's Digest Road
         Pleasantville, NY  10570-7000
         Attention:  Thomas D. Gardner, Senior Vice President
         Facsimile:  914-244-6832

         With a copy to:

         The Reader's Digest Association, Inc.
         Reader's Digest Road
         Pleasantville, NY  10570-7000
         Attention:  General Counsel
         Facsimile:  914-244-5644

         or at such other address as RDA may designate in a written notice to Domain.

         If to the Company, to:

         Good Catalog Company
         c/o The Reader's Digest Association, Inc.
         Reader's Digest Road
         Pleasantville, NY  10570-7000
         Attention:  Senior Vice President, Business Planning and Development
         Facsimile:  914-238-6932


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         With a copy to:

         The Reader's Digest Association, Inc.
         Reader's Digest Road
         Pleasantville, NY  10570-7000
         Attention:  General Counsel
         Facsimile:  914-244-5644

         or to such other address as the Company may designate in a written notice to Domain.

         If to Domain, to:

         Domain.com, Inc.
         c/o StarTek, Inc..
         100 Garfield Street, 4th Floor
         Denver, CO  80206
         Attention:  Chairman
         Facsimile:  (303) 329-9107

         With a copy to:

         StarTek, Inc.
         1250 H Street
         Greeley, CO  80631
         Attention:  President and Chief Executive Officer
         Facsimile:  (970) 346-5401

         and a copy to:

         Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
         950 Seventeenth Street, Suite 1600
         Denver, Colorado  80202
         Attention:  Karen Barsch, Esq.
         Facsimile:  (303) 825-6525

         or to such other address as Domain may designate in a written notice to RDA and the Company.

All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if personally delivered to the intended recipient at the proper address determined pursuant to this Section 5.3 or sent to such recipient at such address by air courier, facsimile transmission, followed by delivery by overnight courier, or by hand and will be deemed given, unless earlier received: (a) if sent by courier when recorded on the records of the courier as received by the receiving party; (b) if sent by facsimile, upon transmission if on a Business Day and during business hours in the country of receipt, otherwise, at 9:00 a.m. on the next Business Day in the location of receipt, subject to receipt of a facsimile machine generated confirmation, and (c) if delivered by hand, on the date of receipt.

         5.4      References.

                  (a) Except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person shall be deemed to include such Person's permitted heirs, personal representatives, successors and assigns; (ii) to any agreement, document or other written instrument shall be a reference to such agreement, document or instrument together with all exhibits, schedules, attachments and appendices, thereto, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof; and (iii) to any law, statute or regulation specifically defined or referred to in this Agreement shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time.

                  (b) The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation." The words "herein," "hereof" and "hereunder" and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to "Article," "Section," "Exhibit," "Schedule," and "Appendix" are references to this Agreement unless otherwise specified. Whenever the context so requires, words importing any gender include the other gender. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference; the singular includes the plural and the plural includes the singular.

         5.5 StarTek's Indemnification. StarTek shall indemnify the Company and RDA from and against any losses, costs, damages, claims or liabilities, including costs of defense and fees and expenses of counsel (each a "Loss") (but not any punitive, exemplary, expectancy or consequential damages) actually incurred by the Company and/or RDA directly arising out of any breach of the representations and warranties made by Domain in Section 2.2 of this Agreement, up to a maximum aggregate indemnification liability of $5,000,000.

         The Company and/or RDA shall notify StarTek of any loss, liability, claim or damage incurred, threatened or commenced by or against such party which is covered by this Agreement with reasonable promptness. StarTek shall have, at its election made on a timely basis, the right to compromise, defend or cure with regard to any such claim, suit or proceeding involving an actual or potential Loss (a "Claim") through counsel of its own choosing at StarTek's sole expense if the reasonably foreseeable liability is less than $5,000,000; provided, however, StarTek shall not be entitled to settle or compromise any Loss, without the prior written consent of the Company, unless such settlement provides for a complete release of any and all claims by the third-party to the URL www.gifts.com. On any Claim involving a potential loss in which StarTek has the right and chooses to defend an indemnified party hereunder, the indemnified party shall have the right to engage separate counsel of its choosing and to participate in the prosecution, defense, compromise or settlement thereof or to conduct its own defense. In the event StarTek undertakes to compromise, defend or cure a Claim, StarTek shall so notify the Company and RDA on or before fifteen (15) days after the receipt of the above notice furnished by the Company and/or RDA setting forth its intention to do so and the Company and RDA shall reasonably cooperate in all respects with StarTek in defending or curing any such Claim.

         5.6 Consent to Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in that State. The Company, Domain and RDA irrevocably and unconditionally (i) agree that any suit, action or proceeding against such party arising out of this Agreement may be brought in any New York State or Federal court sitting in New York, New York or Westchester County, New York, or in any Colorado State or Federal court sitting in the City and County of Denver, Colorado, (ii) waive, to the fullest extent such party may effectively do so, any objection which such party may have to laying of venue of any such suit, action or proceeding and (iii) submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding and agree that any process or notice of motion or other application to any court may be served on such party within or outside such court's territorial jurisdiction by registered or certified mail or by personal service at such party's address set forth above.

         5.7 Binding Effect; Successors and Assigns; Entire Agreement. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give any Person (including creditors and affiliates of any party) other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns; provided, however, that, except as otherwise specifically permitted by this Agreement, neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned or delegated without the prior written consent of the party which is the non-assigning or non-delegating party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, any party shall have the right to assign its rights and obligations hereunder without the other parties' consent to a wholly-owned subsidiary or in the event of a merger or sale of all or substantially all of the assets of such party, including the merger contemplated pursuant to Section 4.2. This Agreement sets forth the entire agreement and understanding among the parties hereto as to the subject matter hereof and merges and supersedes all prior discussions and agreements between the parties.

         5.8 Amendments and Waivers. This Agreement may not be amended, modified or supplemented unless approved in writing by each party to this Agreement. No waiver of any right or remedy or of compliance with any provisions hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing executed by the party sought to be charged with such waiver or consent. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which any party hereto would otherwise have at law, in equity, by statute or otherwise.

         5.9 Headings. The headings of the Sections contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

         5.10 No Implied Waivers. No action taken pursuant to this Agreement, including, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, agreements, covenants, obligations or commitments contained herein or made pursuant hereto. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right, privilege or remedy hereunder shall be deemed a waiver of such party's rights, privileges or remedies hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         5.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original of the party or parties executing the same and all of which together shall be deemed to constitute one and the same agreement. A facsimile signature of a counterpart executed copy of this Agreement shall be treated as an original.

         5.12 Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         5.13 Construction. RDA, the Company and Domain have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by RDA, the Company and Domain and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         5.14 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation execution, and performance of this Agreement and the Transaction Documents, including all fees and expenses of agents, representatives, counsel and accountants. In the event of breach of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from the breach of this Agreement by another party and in such case the expenses, including reasonable attorneys fees and costs, of the enforcement of this Agreement shall be borne by the unsuccessful party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           GOOD CATALOG COMPANY

                           By:/s/ James P. Steffensen
                              --------------------------------------------------
                              Name: James P. Steffensen
                              Title: President

                           THE READER'S DIGEST ASSOCIATION, INC.

                           By: /s/ Thomas D. Gardner
                               -------------------------------------------------
                               Name: Thomas D. Gardner
                               Title: Senior Vice President, Business Planning and Development

                           DOMAIN.COM, INC.

                           By: /s/ A. Emmet Stephenson, Jr.
                               -------------------------------------------------
                               Name: A. Emmet Stephenson, Jr.
                               Title: Chairman and Vice President

The undersigned, A. Emmet Stephenson, Jr., hereby executes this Agreement in connection with his representation and warranty in Sections 2.2 (a) and 2.2(b) of this Agreement.



------------------------------------
A. Emmet Stephenson, Jr.

The undersigned, A. StarTek, Inc., hereby executes this Agreement in connection with its indemnification in Section 5.5 of this Agreement.

                                  STARTEK, INC.

                                  By: /s/ A. Emmet Stephenson, Jr
                                      ------------------------------------------
                                      Name:  A. Emmet Stephenson, Jr.
                                      Title: Chairman

                        Exhibits and Schedules not filed